Exhibit 23.2      Consent of McManus & Co. P.C., independent public accountants




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement of Eagle Broadband, Inc., on Form S-8 of our report dated December 16, 2002, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-K for the year ended August 31, 2002.



/s/ McManus & Co., P.C.
McManus & Co., P.C.
Certified Public Accountants
Rockaway, New Jersey

January 8, 2002